Exhibit 99.1

FOR IMMEDIATE RELEASE

AcelRx Pharmaceuticals Reports First Quarter 2011 Financial Results

Initiation of Phase 3 Trial for Lead Product Candidate ARX-01 On Track for Second Half of 2011

REDWOOD CITY, Calif., May 12, 2011 – AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX), (“AcelRx”), a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of acute and breakthrough pain, reported financial results today for the first quarter ended March 31, 2011.

Net loss for the first quarter of 2011 was $3.2 million, or $0.30 per share, compared with a net loss of $3.7 million, or $5.85 per share, for the first quarter of 2010. Common shares used in calculating earnings per share were 10,742,182 in the first quarter of 2011 compared to 629,006 common shares in the first quarter of 2010. Research and development expenses for the three months ended March 31, 2011 totaled $1.9 million, compared with $2.8 million for the three months ended March 31, 2010. General and administrative expenses were $1.6 million for the quarter ended March 31, 2011, compared with $0.7 million for the quarter ended March 31, 2010. The increase in General and Administrative expenses results primarily from incremental public company expenses and non-cash stock compensation.

As of March 31, 2011, AcelRx had cash, cash equivalents and short-term investments of $36.2 million, compared with $3.7 million as of December 31, 2010. In February 2011, AcelRx completed its initial public offering, or IPO, resulting in net proceeds to AcelRx of $35.2 million. In connection with the IPO, $8.0 million in outstanding convertible notes as of December 31, 2010 converted to common stock. On March 31, 2011, AcelRx had $4.0 million in debt outstanding.

“Progress continues towards initiating the Phase 3 program for our lead product candidate, ARX-01, in acute post-operative pain,” said Richard King, President and Chief Executive Officer of AcelRx. “We have manufactured NanoTabs for all Phase 3 clinical trials, and are in the process of manufacturing components for the ARX-01 device. We have selected the CRO to conduct the Phase 3 studies for ARX-01, and anticipate initiating enrollment in our first Phase 3 study, an efficacy study in major abdominal surgery, in the second half of 2011. We anticipate initiating enrollment for our second Phase 3 study, a head-to-head comparison of ARX-01 to the standard of care, IV PCA morphine, in early 2012.”

“We continue to believe that ARX-01 could become the treatment of choice for patient-controlled management of moderate-to-severe post-operative pain,” said Mr. King.

Financial Outlook

AcelRx anticipates that research and development expenses will increase over the next several years as it seeks to complete Phase 3 development of ARX-01. AcelRx does not intend to initiate the third ARX-01 Phase 3 study, an efficacy study in orthopedic hip and knee replacement surgeries until additional funding is obtained. The development of ARX-02, a product candidate for the treatment of cancer breakthrough pain, and ARX-03, a product candidate for mild sedation and pain relief in procedures conducted in a physician’s office, will not advance until additional funding or the identification of a partner to support this effort is secured. Additionally, AcelRx anticipates increases in general and administrative expenses due to costs associated with operating as a public company and expansion of its corporate infrastructure to support ongoing development of its product candidates.

AcelRx believes its current cash and cash equivalents, and the interest earned thereon, are sufficient to fund operations through the second quarter of 2012.

About AcelRx Pharmaceuticals, Inc.

Based in Redwood City, CA, AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX) is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of acute and breakthrough pain. AcelRx’s lead product candidate, the ARX-01 Sufentanil NanoTab(R) PCA System, which has completed Phase 2 clinical development, is designed to solve the problems associated with post-operative intravenous patient-controlled analgesia (IV PCA) which has been shown to cause harm to patients following surgery because of the side effects of morphine, the invasive IV route of delivery and the inherent potential for programming and delivery errors associated with the complexity of infusion pumps. AcelRx has two additional product candidates which have completed Phase 2 clinical development: ARX-02 for the treatment of cancer breakthrough pain, and ARX-03 for providing mild sedation, anxiety reduction and pain relief for patients undergoing painful procedures in a physician’s office.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to AcelRx Pharmaceuticals’ financial performance, clinical trial update and future financial performance, including 2011 financial outlook, and statements relating to the timing of the clinical trials and product candidate development. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. AcelRx Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the success, cost and timing of AcelRx Pharmaceutical’s product development activities and clinical trials; its ability to obtain and maintain regulatory approval of its product candidates; its ability to obtain funding for its operations; its plans to research, develop and commercialize its product candidates; its ability to attract collaborators with development, regulatory and commercialization expertise; the accuracy of AcelRx Pharmaceutical’s estimates regarding expenses, capital requirements and needs for financing; and other risks detailed in the “Risk Factors” and elsewhere in AcelRx Pharmaceuticals’ Securities and Exchange Commission filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2010. AcelRx Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact:

Jim Welch

Chief Financial Officer

650.216.3511

jwelch@acelrx.com

Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,206	$3,055
Short-Term Investments	3,032	627
Prepaid expenses and other current assets	758	2,097

Total Current Assets	$36,996	$5,779

Property and equipment, net	715	800
Restricted cash	205	205
Other assets	42	46

TOTAL ASSETS	$37,958	$6,830

LIABILITIES & STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,309	$543
Accrued liabilities	499	859
Convertible notes	—	6,805
Long-term debt, current portion	3,994	5,204

Total current liabilities	$5,802	$13,411
Deferred rent	198	245
Call option liability	—	596
Convertible preferred stock warrant liability	—	2,529

TOTAL LIABILITIES	$6,000	$16,781

STOCKHOLDERS’ EQUITY (DEFICIT):
Convertible preferred stock, $0.001 par value - no shares and 46,736,123 shares authorized as of March 31, 2011 and December 31, 2010; no shares and 7,151,802 shares issued and outstanding as of March 31, 2011 and December 31, 2010	$—	$55,941

Common stock, $0.001 par value - 100,000,000 and 71,000,000 shares authorized as of March 31, 2011 and December 31, 2010; 19,371,750 and 674,353 shares issued and outstanding as of March 31, 2011 and December 31, 2010	21	3

Additional paid-in capital	103,704	2,668
Accumulated other comprehensive income (loss)	—	—
Deficit accumulated during the development stage	(71,767)	(68,563)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$31,958	$(9,951)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$37,958	$6,830

Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
Operating Expenses:
Research and development	$1,946	$2,761
General and administrative	1,589	672

Total operating expenses	$3,535	$3,433

Loss from operations	($3,535)	($3,433)

Net interest and other income (expense), net	331	(248)

Net loss	($3,204)	($3,681)

Net loss per share of common stock, basic and diluted	($0.30)	($5.85)

Shares used in computing net loss per share of common stock, basic and diluted	10,742,182	629,006